Exhibit 99.2

STAR TRANSPORTATION, INC. BALANCE SHEET JUNE 30, 2006 (In thousands, except share data)
6/30/06 (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,246
Accounts receivable, net of allowance of $115 at June 30, 2006 and $132 at June 30, 2005	9,806
Driver advances and other receivables	107
Inventory and supplies	39
Prepaid expenses	1,334
Deferred income taxes	106
Total current assets	$22,638

Net property and equipment	51,889

Other assets, net	705

Total assets	$75,232
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$5,881
Accounts payable	2,401
Accrued expenses	2,695
Insurance and claims accrual	2,499
Total current liabilities	13,476

Long-term debt, less current maturities	33,469
Deferred income taxes	1,061
Total liabilities	48,006

Stockholders' equity:
Common stock, no par value; 10,000 shares authorized, 4,640 shares issued and outstanding	1
Retained earnings	26,842
Accumulated other comprehensive income (loss)	383
Total stockholders' equity	27,226
Total liabilities and stockholders' equity	$75,232

STAR TRANSPORTATION, INC. STATEMENTS OF OPERATIONS PERIODS ENDED JUNE 30, 2006 AND JUNE 30, 2005 (In thousands)
	6/30/06 (unaudited)	6/30/05 (unaudited)
Revenues
Freight revenue	$46,139	$42,345
Fuel surcharges	7,296	4,110
Total revenue	53,435	46,455

Operating expenses:
Salaries, wages, and related expenses	19,812	19,275
Fuel expense & maintenance	18,084	13,575
Revenue equipment rentals and purchased transportation	1,613	2,832
Operating taxes and licenses	1,003	1,091
Insurance and claims	2,361	2,181
Communications and utilities	484	416
General supplies and expenses	1,564	1,238
Depreciation and amortization, including gains (losses) on disposition of equipment	3,606	2,426
Total operating expenses	48,527	43,034
Operating income	4,908	3,421

Other (income) expenses:
Interest expense	843	454
Interest income	(154)	(16)
Other	-	101
Other expenses, net	689	539

Income before income taxes	4,219	2,882
Income tax expense	274	187
Net income	$3,945	$2,695

STAR TRANSPORTATION, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
(Unaudited)

Note 1.     Basis of Presentation

Star Transportation, Inc. (the "Company") is a truckload carrier based in Nashville, Tennessee serving customers throughout the continental Untied States.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying financial statements include all adjustments which are necessary for a fair presentation of the results for the interim periods presented, such adjustments being of a normal recurring nature. Certain information and footnote disclosures have been omitted pursuant to such rules and regulations. The December 31, 2005 balance sheet was derived from our audited balance sheet as of that date. These financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto included for the year ended December 31, 2005 included in this Form 8-K/A.

Certain prior period financial statement balances have been reclassified to conform to the current period’s classification.

Note 2.     Property and Equipment

A summary of property and equipment, net as of June 30, 2006 is as follows:

(in thousands)

Land	$1,094
Buildings and improvements	3,986
Revenue equipment	68,312
Computer equipment	1,807
Furniture and fixtures	380
Automobiles	375
75,954
Accumulated depreciation	(24,065)
$51,889

In the normal course of business, management expects to purchase or lease significant amounts of new equipment each year.

Note 3.     Long-Term Debt

Our long-term debt consisted of the following at June 30, 2006:

(in thousands)

Installment notes payable with banks, weighted average interest rate of 6.02% at June 30, 2006, due in monthly installments with final maturities at various dates through September 2010, secured by related revenue equipment	$39,350
39,350
Less current maturities	(5,881)
Long-term debt, less current maturities	$33,469

Back to Form 8-K/A